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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

              We consent to the use in this Amendment No. 6 to Registration Statement on Form S-1 of Sabre Industries, Inc. of our report dated June 28, 2010 relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

              We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey & Pullen, LLP

St. Louis, Missouri
April 8, 2011

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm